UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 19, 2006 (December 15, 2006)

Hughes Network Systems, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	333-138009	11-3735091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11717 Exploration Lane Germantown, Maryland	20876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 428-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2006, Hughes Network Systems, LLC (the “Company”) entered into an agreement (the “Amendment”) with Jeffrey A. Leddy to amend the Restricted Unit Purchase Agreement dated June 20, 2005 (the “Original Agreement”), between the Company and Mr. Leddy. Pursuant to the terms of the Amendment, certain vesting provisions for the Class B Units (the “Units”) of the Company issued to Mr. Leddy pursuant to the Original Agreement were amended.

The Original Agreement provided that the Units would vest during the period in which Mr. Leddy was employed by SkyTerra Communications, Inc. (the former parent of the Company, “SkyTerra”). Mr. Leddy is no longer employed by SkyTerra but continues to serve as a member of the Board of Directors of the Company’s parent, Hughes Communications, Inc. (the “Board”). The Amendment provides that the Units will continue to vest during the period in which Mr. Leddy serves as a member of the Board.

In addition, the Amendment (a) deletes the provision in the Original Agreement which grants Mr. Leddy accelerated vesting of the Units upon his resignation of employment with SkyTerra for good reason and (b) redefines “cause” so that it relates to Mr. Leddy’s position as a member of the Board (instead of his former employment with SkyTerra).

A copy of the Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 1, dated as of December 15, 2006, to the Restricted Unit Purchase Agreement dated June 20, 2005, between Hughes Network Systems, LLC and Jeffrey A. Leddy.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hughes Network Systems, LLC

Date: December 19, 2006	By:	/s/ Dean A. Manson
	Name:	Dean A. Manson
	Title:	Vice President, General Counsel and Secretary

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